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                                                                 EXHIBIT (11)(h)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (1933 Act File No. 2-22019) of Eaton Vance Growth Trust on behalf of Eaton Vance Worldwide Health Sciences Fund of our report dated June 21, 1996, relating to Worldwide Health Sciences Portfolio (formerly Global Health Sciences Portfolio) appearing in the Statement of Additional Information which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                /s/ COOPERS & LYBRAND CHARTERED ACCOUNTANTS
                                    ------------------------------------------
                                    COOPERS & LYBRAND CHARTERED ACCOUNTANTS
August 22, 1997
Toronto, Canada